Form 4 Joint Filer Information

Name:   Medical Science Partners II, L.P.

Address:  Suite 403, 200 West Street
 Waltham, MA 02451

Designated Filer: Medical Science Partners, L.P.

Issuer & Ticker Symbol:  Icagen, Inc. (ICGN)

Date of Event Requiring Statement: February 8, 2005

Signature:  /s/ Holly A. Coldiron
Name: Holly A. Coldiron
Title: Attorney-in-fact

Name:   Medical Science II Co-Investment, L.P.

Address: Suite 403, 200 West Street
 Waltham, MA 02451

Designated Filer: Medical Science Partners, L.P.

Issuer & Ticker Symbol: Icagen, Inc. (ICGN)

Date of Event Requiring Statement: February 8, 2005

Signature:  /s/ Holly A. Coldiron
Name: Holly A. Coldiron
Title: Attorney-in-fact